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                        CONSENT OF INDEPENDENT AUDITOR

          We consent to the use in this Post-Effective Amendment No. 63 to the Registration Statement (Form N-1A No. 2-15893) of our report dated January 16, 1998 on the financial statements and the per share data and ratios of Stonebridge Growth Fund, Inc., incorporated herein by reference and to the reference made to us under the caption "Financial Highlights" in the Prospectus and under the caption "Investment Advisory and Other Services" in the Statement of Additional Information.


HEIN + ASSOCIATES LLP

Denver, Colorado
January 27, 1998